                                                                EXHIBIT 4(f)(44)

                             CONTRIBUTION AGREEMENT

         This CONTRIBUTION AGREEMENT, dated as of September 27, 2002 (the "Agreement"), is made between CREDIT ACCEPTANCE CORPORATION, a Michigan corporation ("CAC") and CAC WAREHOUSE FUNDING CORP., a Nevada corporation ("Funding").

         Funding desires to acquire from time to time certain Loans and related property including CAC's rights in the Dealer Agreements and Contracts securing payment of such Loans and the Collections derived therefrom during the full term of this Agreement, and CAC desires to transfer, convey and assign from time to time such Loans and related property to the Purchaser upon the terms and conditions hereinafter set forth. CAC has also agreed to service the Loans and related property to be transferred, conveyed and assigned to Funding.

         In consideration of the premises and the mutual agreements set forth herein, it is hereby agreed by and between CAC and Funding as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. Definitions. All capitalized terms used herein shall have the meanings specified herein or, if not so specified, the meaning specified in, or incorporated by reference into the Loan and Security Agreement and shall include in the singular number the plural and in the plural number the singular:

         "Contributed Property" means all of CAC's right, title and interest to:
(i) the Loans, Dealer Agreements and Contracts identified on Exhibit A, and all monies due or to become due in payment thereupon on and after the Cut-Off Date, including but not limited to all Collections; (ii) all Related Security; and
(iii) all income and Proceeds of the foregoing

         "Loan and Security Agreement" shall mean the Loan and Security Agreement dated as of September 27, 2002 among CAC, Funding, the Deal Agent, the Investors named therein, Variable Funding Capital Corporation, Wachovia Bank, National Association and OSI Professional Services, Inc.

         "Related Security" shall mean with respect to any Loan all of CAC's interest in:

         (i) the Dealer Agreements and Contracts securing payment of such Loan;

         (ii) all security interests or liens purporting to secure payment of such Loan, whether pursuant to such Loan, the related Dealer Agreement or otherwise, together with all financing statements signed by the related Obligor describing any collateral securing such Loan and all other property obtained upon foreclosure of any security interest securing payment of such Loan or any related Contract;

         (iii) all guarantees, insurance (including insurance insuring the priority or perfection of any lien) or other agreements or arrangements of any kind from time to time supporting or securing payment of each Contract whether pursuant to such Contract or otherwise, including any of the foregoing relating to any Contract securing payment of such Loan;

         (iv) all of the CAC's interest in all Records, documents and writing evidencing or related to such Loan;

         (vi) all Collections (other than Dealer Collections), the Collection Account, the Reserve Account, and all amounts on deposit therein and investments thereof; and

         (v) the Proceeds of each of the foregoing.

         SECTION 1.2. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 8.

         SECTION 1.3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                   ARTICLE II
                       CONTRIBUTION AND SERVICING OF LOANS

         SECTION 2.1 Contribution and Sale of Loans. (a) Upon the terms and subject to the conditions set forth herein (i) CAC hereby assigns, transfers, contributes and conveys to Funding, and Funding hereby accepts from CAC, on the terms and subject to the conditions specifically set forth herein, all of CAC's right, title and interest, in, to and under the Contributed Property contributed on the Closing Date and, (ii) CAC hereby agrees that any Contributed Property created after the Closing Date shall be assigned, transferred and conveyed to Funding, and Funding hereby agrees to accept from CAC, on the terms and subject to the conditions specifically set forth herein, all of CAC's right, title and interest, in, to, and under any Contributed Property conveyed after the Closing Date. Any such sale, assignment, transfer and conveyance does not constitute an assumption by Funding of any obligations of CAC or any other Person to Obligors or to any other Person in connection with the Loans or under any Related Security, Dealer Agreement or other agreement and instrument relating to the Loans.

         (b) In connection with any such foregoing conveyance, CAC agrees to record and file on or prior to the Closing Date, at its own expense, a financing statement or statements with respect to the Contributed Property conveyed by CAC hereunder meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of Funding created hereby under the UCC against all creditors of and purchasers from CAC, and to deliver either the originals of such financing statements or a file-stamped copy of such financing statements or other evidence of such filings to Funding on the Closing Date.

         (c) CAC agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be necessary or as Funding may reasonably request in order to perfect or protect the interest of Funding in the Loans and other Contributed Property purchased hereunder or to enable Funding to exercise or enforce any of its rights hereunder. CAC shall, upon request of Funding, obtain such additional search reports as Funding shall request. To the fullest extent permitted by applicable law, Funding shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without CAC's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

         (d) It is the express intent of CAC and Funding that the conveyance of the Loans and other Contributed Property by CAC to Funding pursuant to this Agreement be construed as a absolute contribution of such Loans and other Contributed Property by CAC to Funding. Further, it is not the intention of CAC and Funding that such conveyance be deemed a grant of a security interest in the Loans and other Contributed Property by CAC to Funding to secure a debt or other obligation of CAC. However, in the event that, notwithstanding the express intent of the parties, the Loans and other Contributed Property are construed to constitute property of CAC, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC; and (ii) the conveyance by CAC provided for in this Agreement shall be deemed to be, and CAC hereby grants to Funding, a security interest in, to and under all of CAC's right, title and interest in, to and under the Contributed Property, to secure the rights of Funding set forth in this Agreement or as may be determined in connection therewith by applicable law. CAC and Funding shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Loans and other Contributed Property, such security interest would be deemed to be a perfected security interest in favor of Funding under applicable law and will be maintained as such throughout the term of this Agreement.

         (e) In connection with such conveyance, CAC agrees to deliver to Funding on the Closing Date, one or more computer files or microfiche lists containing true and complete lists of all Dealer Agreements and Loans conveyed to Funding on the Closing Date, and all Contracts securing all such Loans, identified by account number, dealer number and pool number. Such file or list shall be marked as Exhibit A to this Agreement, shall be delivered to Funding as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement.

         SECTION 2.2. Servicing of Loans. The servicing, administering and collection of the Loans shall be conducted by the Servicer, which hereby agrees to perform, take or cause to be taken all such action as may be necessary or advisable to collect each Loan from time to time, all in accordance with applicable laws, rules and regulations and with the care and diligence which the Servicer employs in servicing similar loans for its own account, in accordance with the Credit Guidelines and the Collection Guidelines. Funding hereby appoints the Servicer as its agent to enforce Funding's and any Assignee's rights and interests in, to and under the Loans, the Related

Security, the Collections, and the other Contributed Property. The Servicer shall hold in trust for Funding and any Assignees, in accordance with its interests, all Records which evidence or relate to the Loans, Related Security, Collections and other Contributed Property.

                                   ARTICLE III
                        CONSIDERATION AND PAYMENT; LOANS

         SECTION 3.1. Consideration. The consideration for the Loans and other Contributed Property conveyed on the Closing Date and thereafter to Funding by CAC under this Agreement which represents the intial capital contribution in Funding shall be 1,000 shares of common stock, par value $1.00 each (the "Shares"). The Contributed Property shall be deemed to have a value equal to the aggregate principal amount of the Loans contributed by CAC to Funding on the Closing Date.

         SECTION 3.2. Delivery of the Shares. The Shares shall be issued and delivered to CAC on the Closing Date and shall be evidenced by an appropriate stock certificate duly executed by officers of Funding, which certificate shall bear an appropriate restrictive legend to the effect that the Shares may not be sold or otherwise transferred by CAC with the prior consent of the Deal Agent.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.1. Representations and Warranties. CAC represents and warrants to Funding as of the Closing Date that:

         (a) Corporate Existence and Power. CAC is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. CAC is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

         (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by CAC of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority or official thereof (except for the filing by CAC of UCC financing statements as required by this Agreement), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Articles of Incorporation or Bylaws or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon CAC, or result in the creation or imposition of any Lien on the assets of CAC or any of its subsidiaries (except those created by this Agreement).

         (c) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of CAC, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

         (d) Perfection. CAC is the owner of all of the Loans and the other Contributed Property, free and clear of all Liens. On or prior to the date of each contribution of Loans and the other Contributed Property to Funding pursuant to this Agreement, all financing statements and other documents required to be recorded or filed in order to perfect and protect the ownership interest of Funding in and to the Loans and the other Contributed Property against all creditors of and purchasers from CAC will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

         (e) Accuracy of Information. All information heretofore furnished by CAC to Funding, the Deal Agent, VFCC and any Investor for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by CAC to Funding, the Deal Agent, VFCC and any Investor will be, true and accurate in every material respect, on the date such information is stated or certified.

         (f) Tax Status. CAC has filed all material tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

         (g) Action, Suits. Except as set forth in this Agreement, there are no actions, suits or proceedings pending, or to the knowledge of CAC, threatened against or affecting CAC or any Affiliate of CAC or its properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a material adverse effect.

         (h) Place of Business. The principal place of business and chief executive office of CAC is in Southfield, Michigan, and the office where CAC keeps all of its Records is at the address listed in Section 8.3, or such other locations notified to Funding and the Deal Agent in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed.

         (i) Good Title. Upon the contribution of the Loans and related property to Funding pursuant to this Agreement, Funding shall acquire all of CAC's ownership and other interest in each Loan (and in the Related Security, Collections and proceeds with respect thereto) and in the Related Security, Collections and proceeds with respect thereto, in each case free and clear of any Lien.

         (j) Tradenames, Etc. As of the date hereof CAC has not, within the last five (5) years, operated under any tradenames other than its corporate name, nor has it changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy).

         (k) Nature of Loans, Contracts. Each Loan represented by CAC to be an Eligible Loan, or included in the calculation of the Aggregate Outstanding Eligible Loan Balance, at the
                                       5
time of such representation, or at the time of such calculation, as applicable, in fact satisfies the definition of "Eligible Loan" set forth in the Loan and Security Agreement. Each Contract classified as an "Eligible Contract" (or included in any aggregation of balances of "Eligible Contracts") by CAC satisfies at the time of such classification the definition of "Eligible Contract" set forth in the Loan and Security Agreement.

         (l) Amount of Loans. The Funding Notice shall provide (A) the aggregate Outstanding Balance of the Contracts; (B) the Aggregate Outstanding Eligible Loan Balance; and (C) the Aggregate Outstanding Eligible Loan Net Balance; each as of the Cut-off Date and as reported in the Loan Servicing System.

         (m) Collection Guidelines. Since February 28, 2002, there have been no material changes in the Collection Guidelines other than as permitted hereunder and under the Loan and Security Agreement. Since such date, no material advers change has occurred in the overall rate of collection of the Loans.

         (m) Collections and Servicing. Since April 1, 1998, there has been no material adverse change in the ability of the Servicer to service and collect the Loans.

         (n) Not an Investment Company. CAC is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or each is exempt from all provisions of such Act.

         (o) ERISA. Each of CAC and its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Loans.

         (p) Bulk Sales. No transaction contemplated by this Agreement requires compliance with any bulk sales act or similar law.

         (q) Preference; Voidability. The transfer of the Loans, Collections, Related Security and other Contributed Property by the Servicer to Funding, has not been made for or on account of an antecedent debt owed by Funding to CAC, or by CAC to Funding, and neither of such transfers is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Section Section 101 et seq.), as amended.

         (r) Consents, Licenses, Approvals. With respect to each Dealer Agreement and each Loan and Contract and all other Contributed Property, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by CAC, in connection with the conveyance of such Loan, Contract or other Contributed Property to Funding have been duly obtained, effected or given and are in full force and effect.

         (s) Exhibit A. Exhibit A to this Agreement is and will be an accurate and complete listing of all Dealer Agreements, Pools and Loans in all material respects and all Contracts securing such Loans on the Funding Date, and the information contained therein with respect to the identity of such Dealer Agreements, Pools and Loans and all Contracts securing such Loans and under the related Contracts is and will be true and correct in all material respects as of each such date.

         (t) Adverse Selection. No selection procedure believed by CAC to be adverse to the interests of Funding has been or will be used in selecting the Dealer Agreements or the Loans.

         (u) Use of Proceeds. No proceeds of any contribution hereunder will be used for a purpose that violates, or would be inconsistent with, regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System.

         SECTION 4.2. Reaffirmation of Representations and Warranties by CAC; Notice of Breach. The representations and warranties set forth in Section 4.1 shall survive the conveyance of the Loans to Funding, and termination of the rights and obligations of Funding and CAC under this Agreement. Upon discovery by Funding or CAC of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other within three Business Days of such discovery.

                                    ARTICLE V
                        COVENANTS OF CAC AND THE SERVICER

         SECTION 5.1. Affirmative Covenants. So long as this Agreement is in effect, and until all Loans, an interest in which has been contributed to Funding pursuant hereto, shall have been paid in full or written-off as uncollectible, and all amounts owed by CAC pursuant to this Agreement have been paid in full, unless Funding otherwise consents in writing, CAC and the Servicer hereby covenant and agree as follows:

         (a) Conduct of Business. CAC and the Servicer will each, and the Servicer will cause its Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and each of CAC and Servicer will maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         (b) Compliance with Laws. CAC and the Servicer will, and each will cause each of its Subsidiaries to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its properties may be subject.

         (c) Furnishing of Information and Inspection of Records. CAC and the Servicer will furnish to Funding from time to time such information with respect to the Loans as Funding may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Loan. CAC and the Servicer will at any time and from time to time during regular business hours permit Funding, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of CAC for the purpose of examining such Records, and to discuss matters relating to
                                       7

Loans or CAC's performance hereunder with any of the officers, directors, employees or independent public accountants of CAC or the Servicer having knowledge of such matters.

         (d) Keeping of Records and Books of Account. CAC and the Servicer will each maintain a system of accounting established and administered in accordance with GAAP, consistently applied, and will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Loans in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Loans (including, without limitation, records adequate to permit adjustments to each existing Loan). CAC and the Servicer will each give Funding and the Deal Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

         (e) Performance and Compliance with Loans and Dealer Agreements. CAC and the Servicer, at their expense, will timely and fully perform and comply with all provisions, covenants and other promises required to be observed by either of them under the Dealer Agreements related to the Loans.

         (f) Credit and Collection Policies. CAC and the Servicer will comply in all material respects with the Credit Guidelines (as in effect on the Closing
Date) and the Collection Guidelines in regard to each Loan and the related Dealer Agreement.

         (g) Collections Received. CAC and the Servicer shall hold in trust, and deposit to the Collection Account, not later than the close of business on the second Business Day following the Date of receipt, all Collections received from time to time by CAC or the Servicer.

         (h) Sale Treatment. CAC agrees to treat the conveyance of the Contributed Property made pursuant to this Agreement for all purposes (including, without limitation, tax and financial accounting purposes) as an absolute contribution and, to the extent any such reporting is required, shall report the transactions contemplated by this Agreement on all relevant books, records, tax returns, financial statements and other applicable documents as a complete disposition of the Contributed Party to Funding.

         (i) ERISA. CAC and the Servicer shall each promptly give Funding written notice upon becoming aware that CAC or the Servicer, or any of the Servicer's Subsidiaries, is not in compliance in all material respects with ERISA or that any ERISA lien on any of the Loans exists.

         SECTION 5.2. Negative Covenants. During the term of this Agreement, unless the Deal Agent and Funding shall otherwise consent in writing:

         (a) No Sales, Liens, Etc. Except as otherwise provided herein, CAC will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon (or the filing of any financing statement) or with respect to (i) any of the Loans, the Related Security, Collections or other Contributed Property, (ii) any goods (other than inventory), the sale, which may give rise to any Loan, Related Security or Collections or other

Contributed Property or (iii) upon or with respect to any account to which any Collections of any Loan are sent, or, in each case, assign any right to receive income in respect thereof. CAC shall, and will cause each of its Subsidiaries to, specifically exclude from the property subject to any Lien granted on inventory any and all accounts receivable generated by sales of such inventory and the proceeds thereof and shall provide, upon Funding's request, evidence satisfactory to Funding that any such Lien (and each related UCC financing statement or other related filing) expressly excludes any such accounts receivable. CAC will provide Funding and the Deal Agent with a copy of any inventory financing agreement at least three Business Days prior to the effectiveness thereof.

         (b) No Extension or Amendment of Loans. Neither CAC nor the Servicer will extend, amend or otherwise modify the terms of any Loan, or amend, modify or waive any term or condition of any Dealer Agreement related thereto, except as permitted by any other Transaction Document.

         (c) No Change in Business or Credit Guidelines. Except as provided in the Loan and Security Agreement, neither CAC nor the Servicer will make any change in the character of its business or in the Credit Guidelines or the Collection Guidelines, except permitted by Transaction Documents.

         (d) Change in the Collection Account. Neither CAC nor the Servicer will add or terminate, or make any change to, the Collection Account or directions for payment to the Obligors, except in accordance with the Loan and Security Agreement.

         (e) Change of Name, Etc. Neither CAC nor the Servicer will change its name, identity, jurisdiction of organization or structure or location of its chief executive office, unless at least ten (10) days prior to the effective date of any such change CAC or the Servicer, as the case may be, delivers to Funding and the Deal Agent such documents, instruments or agreements, including, without limitation, appropriate financing statements under the UCC, executed by CAC, as are necessary to reflect such change and to continue the perfection of Funding's and any assignee's interest in the Loans.

         (f) Separate Business. Neither CAC nor the Servicer will: (i) fail to maintain separate books, financial statements, accounting records and other corporate documents from those of Funding; (ii) commingle any of its assets or the assets of any of its Affiliates with those of Funding; (iii) pay from its own assets any obligation or indebtedness of any kind incurred by Funding; (iv) directly, or through any of its Affiliates, borrow funds or accept credit or guaranties from Funding.

         SECTION 5.3 Indemnities by CAC.

         (a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, CAC hereby agrees to indemnify Funding, or its assignee, and each of their its respective Affiliates and officers, directors, employees and agents thereof (collectively, the "Indemnified Parties"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys' fees and disbursements (all of the foregoing being collectively referred to as the "Indemnified Amounts") awarded against or incurred by such Indemnified Party or other non-monetary damages of any such Indemnified Party any of them arising out of or as a result of this Agreement or the financing or maintenance of the Capital or in respect of any Loan or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or (b) Indemnified Amounts that have the effect of recourse for non-payment of the Loans due to credit problems of the Obligors (except as otherwise specifically provided in this Agreement). If CAC has made any indemnity payment pursuant to this Section 5.3 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts then, the recipient shall repay to CAC an amount equal to the amount it has collected from others in respect of such indemnified amounts. Without limiting the foregoing, CAC shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                  (i) any Contract or Loan treated as or represented by CAC to be an Eligible Contract or Eligible Loan that is not at the applicable time an Eligible Contract or Eligible Loan;

                  (ii) reliance on any representation or warranty made or deemed made by CAC or any of its officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

                  (iii) the failure by CAC to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law, with respect to any Loan, Dealer Agreement, any Contract, or the nonconformity of any Loan, Dealer Agreement or Contract with any such Applicable Law;

                  (iv) the failure to vest and maintain vested in Funding, or its assignees, a first priority perfected security interest in the Collateral, together with all Collections, free and clear of any Lien whether existing at the time of Funding or at any time thereafter;

                  (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to the Collateral, whether at the time of the Funding or at any subsequent time;

                  (vi) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Loan or Contract (including, without limitation, a defense based on such Loan or Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

                  (v) any failure of CAC to perform its duties or obligations in accordance with the provisions of this Agreement or any failure by CAC to perform its respective duties under the Loans;

                  (vi) the failure by CAC to pay when due any Taxes for which CAC is liable, including without limitation, sales, excise or personal property taxes payable in connection with the Collateral;

                  (vii) the commingling of Collections of the Collateral at any time with other funds;

                  (viii) any investigation, litigation or proceeding related to this Agreement or in respect of any Loan or Contract; and

                  (ix) the failure by CAC to pay when due any Taxes for which CAC is liable, including without limitation, sales, excise or personal property taxes payable in connection with the Collateral;

                  the failure of CAC, in its individual capacity, or any of its agents or representatives to remit to the Servicer, the Deal Agent, the Collateral Agent Collections of the Collateral remitted to CAC, in its individual capacity, or any such agent or representative.

         (b) Any amounts subject to the indemnification provisions of this
Section 5.3 shall be paid by CAC to Funding within five (5) Business Days following the Funding's demand therefor.

         (c) The obligations of CAC under this Section 5.3 shall survive the termination of this Agreement.

                                   ARTICLE VI
                              REPURCHASE OBLIGATION

         SECTION 6.1. Mandatory Repurchase upon Breach of Warranty. If any Loan, which has been contributed to Funding by CAC hereunder and which has been reported by CAC to be an Eligible Loan, shall fail to meet the conditions set forth in the definition of "Eligible Loan" on the date of such report or for which any representation or warranty made herein in respect of such Loan shall fail to be true on the date so made, CAC shall be deemed to have received on such day a Collection of such Loan in full and shall on such day pay to Funding an amount equal to the Release Price of such Loan. If on any day any Contract, which has been contributed to Funding by CAC hereunder and which has been reported by CAC to be an Eligible Contract, shall fail to meet the conditions set forth in the definition of "Eligible Contract" on the date of such report or for which any representation or warranty made herein in respect of such Contract shall fail to be true on the date so made, CAC shall be deemed to have received on such day a Collection in the amount of the Release Price of such Contract and shall on such day pay to Funding an amount equal to the Release Price of such Contract. For purposes of this Section 6.1, Release Price shall be calculated as of the last day of the immediately preceding collection period. Upon the request of CAC, Funding shall release its security interest on the Loans and the Contracts for which payment has been made in accordance with this Section 6.1; provided, however, that any Income Collections relating to any such Loans accrued through the date of the release of the security interest in such Loans shall continue to be pledged to Funding.

         SECTION 6.2. No Recourse. Except as otherwise provided in this Article VI, the purchase and sale of the Loans under this Agreement shall be without recourse to CAC or the Servicer.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

         SECTION 7.1. Conditions to Funding's Obligations Regarding Loans. Consummation of the transactions contemplated hereby on the Closing Date shall be subject to the satisfaction of the following conditions:

         (a) All representations and warranties of CAC and the Servicer contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date;

         (b) With respect to those Loans contributed on the Closing Date, all information concerning such Loans provided to Funding shall be true and correct in all material respects as of the Closing Date;

         (c) CAC and the Servicer shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

         (d) CAC shall have filed or caused to be filed the financing statement(s) required to be filed pursuant to Section 2.1(b);

         (e) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Funding, and Funding shall have received from CAC copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as Funding may reasonably have requested; and

         (f) On the Closing Date, CAC shall deliver to Funding and the Deal Agent a Monthly Servicer's Certificate as of the Closing Date.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

         SECTION 8.1. Amendment. This Agreement and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by Funding and CAC and consented to in writing by the Deal Agent. Any reconveyance executed in accordance with the provisions hereof shall not be considered amendments to this Agreement.

         SECTION 8.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 8.3. Notices. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be sent by facsimile transmission with a confirmation of the receipt thereof and shall be deemed to be given for purposes of this Agreement on the day that the receipt of such facsimile transmission is confirmed in accordance with the provisions of this Section 8.3. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions (including payment instructions) and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses and accounts indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

         (a) in the case of Funding:

                  CAC Funding Corp.
                  Silver Triangle Building
                  25505 West Twelve Mile Road
                  Southfield, Michigan  48034-8339
                  Attention:  James D. Murray, Jr.
                  Telephone:  (248) 353-2700 (ext. 884)
                  Telecopy:   (248) 827-8542

                  with a copy to:

                  Wachovia Securities, Inc.
                  One Wachovia Center, TW-9
                  Charlotte, North Carolina  28288
                  Attention:  Conduit Administrator
                  Telephone:  (704) 383-9343
                  Facsimile:   (704) 383-6036

         (b) in the case of CAC and in the case of the Servicer (for so long as the Servicer is CAC):

                  Credit Acceptance Corporation
                  Silver Triangle Building
                  25505 West Twelve Mile Road
                  Southfield, Michigan  48034-8339
                  Attention:  James D. Murray, Jr.
                  Telephone:  (248) 353-2700 (ext. 884)
                  Telecopy:   (248) 827-8542

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

         SECTION 8.4. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         SECTION 8.5. Assignment. This Agreement may not be assigned by the parties hereto, except that Funding may assign its rights hereunder pursuant to the Loan and Security Agreement to the Deal Agent, for the benefit of VFCC and the Investors, and that VFCC may assign any or all of its rights to any Liquidity Bank. Funding hereby notifies (and CAC hereby acknowledges that) Funding, pursuant to the Loan and Security Agreement, has assigned its rights hereunder to the Deal Agent. All rights of Funding hereunder may be exercised by the Deal Agent or its assignees, to the extent of their respective rights pursuant to such assignments.

         SECTION 8.6. Further Assurances. Funding, CAC and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other parties in order to more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Loans for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

         SECTION 8.7. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Funding, CAC or the Deal Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

         SECTION 8.8. Counterparts. This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         SECTION 8.9. Binding Effect; Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Deal Agent, the Collateral Agent on behalf of VFCC and the Investors, and any Liquidity Bank are intended by the parties hereto to be third-party beneficiaries of this Agreement.

         SECTION 8.10. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

         SECTION 8.11. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         SECTION 8.12. Exhibits. The schedules and exhibits referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Funding and CAC each have caused this Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

FUNDING:                         CAC WAREHOUSE FUNDING CORP.



                                 By:       /s/ Douglas W. Busk
                                    --------------------------------------------
                                 Name:     Douglas W. Busk
                                      ------------------------------------------
                                 Title:    Chief Financial Officer and Treasurer
                                       -----------------------------------------



                                 CAC Warehouse Funding Corp.
                                 Silver Triangle Building
                                 25505 West Twelve Mile Road
                                 Southfield, Michigan 48034-8339
                                 Attention: James D. Murray, Jr.
                                 Facsimile No.: 248-827-8542
                                 Confirmation No.: 248-353-2400 (ext. 884)



CAC:                             CREDIT ACCEPTANCE CORPORATION



                                 By:       /s/ Douglas W. Busk
                                     -------------------------------------------
                                 Name:     Douglas W. Busk
                                       -----------------------------------------
                                 Title:    Chief Financial Officer and Treasurer
                                       -----------------------------------------



                                 CAC Warehouse Funding Corp.
                                 Silver Triangle Building
                                 25505 West Twelve Mile Road
                                 Southfield, Michigan 48034-8339
                                 Attention: James D. Murray, Jr.
                                 Facsimile No. 248-827-8542
                                 Confirmation No.: 248-353-2400 (ext. 884)







                                       16